Exhibit 99.1

Avalon GloboCare’s Subsidiary Accepted into AMD AI Developer Program to Advance Next-Generation Media Infrastructure

Strategic Access to AMD Developer Cloud Expected to Accelerate High-Performance AI Video Generation, and Future Enterprise Automation and Scalable Deployment

FREEHOLD, N.J., February 26, 2026 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a diversified company focused on the development of precision diagnostic consumer products and generative AI publishing and software, today announced that it has been accepted into the Advanced Micro Devices (“AMD”) AI Developer Program, providing the Company with access to AMD Developer Cloud credits, advanced tools, training, and community resources designed to support and accelerate artificial intelligence development.

Avalon intends to leverage these resources primarily through its AI-driven subsidiary, Avalon Quantum AI LLC (“AQAI”), as the Company continues scaling its automated commentary video generation systems, and future planned enterprise documentation tools, and AI-powered workflow automation platform.

Participation in the AMD AI Developer Program provides Avalon with access to high-performance compute resources powered by AMD Instinct™️ accelerators and EPYC™️ processors via AMD Developer Cloud. These capabilities are expected to enhance model training efficiency, inference speed, and scalability of large language and multimodal AI systems powering AQAI’s platform.

AQAI is focused on developing AI systems capable of:

●	Automated, evidence-constrained commentary video generation

●	AI-assisted drafting for public company communications

●	Enterprise-grade compliance and workflow automation

●	Adaptive content generation tailored to audience-specific requirements

“Acceptance into the AMD AI Developer Program reinforces AQAI’s technical capabilities as we expand our AI-driven media and automation platforms,” said Meng Li, Avalon’s Interim Chief Executive Officer and Chief Operating Officer. “Avalon has been strategically repositioning itself as a technology-focused AI company, with AQAI serving as a core growth driver in automated media production and enterprise AI applications.”

About AMD AI Developer Program

The AMD AI Developer Program provides participants access to AMD Developer Cloud resources, computing infrastructure, training materials, and community support to assist in developing and optimizing AI applications. Participation in the program consists of enrollment in AMD’s developer ecosystem, which is offered without charge and is generally available to developers interested in building or optimizing AI projects using AMD technology.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a technology-focused company developing and acquiring innovative artificial intelligence platforms. Through its AI-driven subsidiary, Avalon Quantum AI LLC, the Company is advancing next-generation AI systems, including automated video generation, enterprise documentation, and workflow automation solutions. Avalon is also expanding its intellectual property portfolio in cellular therapy and generative AI publishing and software. In addition, Avalon is marketing the KetoAir™ breathalyzer device, which is registered with the U.S. Food and Drug Administration as a Class I medical device, and plans to pursue additional diagnostic applications for the technology.

For more information about Avalon, please visit www.avalon-globocare.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of its products and the product’s ability to compete with other similar products. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the SEC, accessible through the SEC’s website (http://www.sec.gov), including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com